Exhibit 10.4
SONDER HOLDINGS INC.
VOTING AGREEMENT
THIS VOTING AGREEMENT (this “Agreement”) is made and entered into as of August 13, 2024, by and among Sonder Holdings Inc., a Delaware corporation (the “Company”), and the party on the signature pages hereto (the “Investor”).
RECITALS
A.    Concurrently with the execution of this Agreement, the Company and the Investor are entering into a Securities Purchase Agreement (the “Purchase Agreement”) providing for the sale of shares of Preferred Stock, with each share of Preferred Stock being convertible into one share of common stock, $0.0001 par value per share, of the Company (the “Common Stock”).
B.    As a condition to the entrance into the Purchase Agreement by the Investor, the Company and the Investor have agreed to take certain actions in connection with the voting rights of the Investor as described herein.
Now, therefore, the parties agree as follows:
1.Vote to Increase Authorized Common Stock. The Investor agrees at each duly called meeting of the stockholders of the Company (and any adjournment or postponement thereof), and in any action by written consent of the stockholders of the Company requested by the Company Board of Directors, to vote or cause to be voted all shares of Common Stock, shares of Special Voting Common Stock, $0.0001 par value per share (the “Special Voting Common Stock”, collectively with the Common Stock, the “Securities”), owned by the Investor, or over which the Investor has voting control, including with respect to any Securities acquired or controlled by the Investor following the date hereof, in favor of any Company proposal solely to increase the number of authorized shares of Common Stock to ensure that there will be sufficient shares of Common Stock available for conversion of all of the shares of Preferred Stock outstanding at any given time and for general corporate purposes, including, without limitation, in favor of any related amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of Common Stock, provided that, the increase in the number of authorized shares of Common Stock for general corporate purposes shall not exceed 5,000,000 shares of Common Stock.
2.Vote to Authorize Conversion of Preferred Stock. The Investor agrees at each duly called meeting of the stockholders of the Company (and any adjournment or postponement thereof), and in any action by written consent of the stockholders of the Company requested by the Company Board of Directors to vote or cause to be voted all shares of Common Stock and Special Voting Common Stock owned by the Investor, or over which the Investor has voting control, including with respect to any shares acquired or controlled by the Investor following the date hereof, in favor of any Company proposal to approve the issuance of shares of Common Stock upon conversion of the Preferred Stock pursuant to the terms and conditions of the Preferred Stock, as required by and in accordance with Nasdaq Rules 5635(b), (c) and (d); for the avoidance of doubt, any shares of Common Stock issued upon conversion of Preferred Stock will not be entitled to vote to authorize the conversion of the remaining unconverted shares of Preferred Stock.
3.Enforcement.
3.1All remedies, either under this Agreement or by law or otherwise afforded to any Party, shall be cumulative and not alternative. Each Party acknowledges and agrees that each Party hereto will be irreparably damaged in the event any of the provisions of this Agreement are not performed by the Parties in accordance with their specific terms or are otherwise breached. Accordingly, it is agreed that each of the Parties shall be entitled to an injunction to prevent breaches of this Agreement, and to specific enforcement of this Agreement and its terms and provisions in any action instituted in any court of the United States or any state having subject matter jurisdiction, in addition to any other remedy to which any Party is entitled at law or in equity. In the event that any action shall be brought in equity to enforce the provisions of this Agreement, no Party shall allege, and each Party hereby waives the defense, that there is an adequate remedy at law, and each Party agrees to waive any requirement for the securing or posting of any bond in connection therewith.
4.Term and Termination. This Agreement shall be effective as of the date hereof and shall continue in effect until and shall terminate upon the earliest to occur of (a) the date upon which the stockholders of the Company, in any annual, special or adjourned meeting of stockholders, or pursuant to any written consent, approve the matters contemplated by Section 1 and Section 2; (b) the termination of the Purchase Agreement and (c) termination of this Agreement in accordance with Section 6.8 below.
5.Representations and Warranties of Investor. The Investor hereby represents and warrants to the Company as follows:
5.1the Investor is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, organized or constituted, (ii) the Investor has all necessary power and authority to execute and deliver this Agreement, to perform the Investor’s obligations hereunder and to consummate the transactions contemplated hereby, and (iii) the execution and delivery of this Agreement, performance of the Investor’s obligations hereunder and the consummation of the transactions contemplated hereby by Stockholder have been duly authorized by all necessary action on the part of the Investor and no other proceedings on the part of the Investor are necessary to authorize this Agreement, or to consummate the transactions contemplated hereby;
5.2this Agreement has been duly executed and delivered by or on behalf of the Investor and, to the Investor’s knowledge and assuming this Agreement constitutes a valid and binding agreement of the Company, constitutes a valid and binding agreement with respect to the Investor, enforceable against the Investor in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar Laws affecting creditors’ rights and remedies generally;

5.3none of the Securities held by the Investor are subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of the Securities that restrict the Investor’s ability to perform its obligations set forth in this Agreement, except as contemplated by this Agreement;
5.4the execution and delivery of this Agreement by the Investor does not, and the performance by the Investor of its obligations hereunder and the compliance by the Investor with any provisions hereof will not, violate or conflict with, result in a material breach of or constitute a default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, instrument, note, bond, mortgage, contract, lease, license, permit or other obligation or any order, arbitration award, judgment or decree to which the Investor is a party or by which the Investor is bound, or any law, statute, rule or regulation to which the Investor is subject or any organizational document of the Investor; except for any of the foregoing as would not reasonably be expected to prevent or delay the performance by the Investor of its obligations under this Agreement in any material respect;
5.5the execution and delivery of this Agreement by the Investor does not, and the performance of this Agreement by the Investor does not and will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental body by the Investor except for applicable requirements, if any, of the Securities Exchange Act of 1934, as amended, and except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by the Investor of its obligations under this Agreement in any material respect; and
5.6as of the date of this Agreement, there is no legal proceeding pending or, to the knowledge of the Investor, threatened against the Investor that would reasonably be expected to prevent or delay the performance by the Investor of its obligations under this Agreement in any material respect.
6.Miscellaneous.
6.1Additional Issuances.
(a)Notwithstanding anything to the contrary contained herein, if the Company issues additional shares of Preferred Stock after the date hereof to any individual, firm, corporation, partnership, association, limited liability company, trust or any other entity (collectively, a “Person”), as a condition to the issuance of such shares the Company shall require that such Person become party to a voting agreement with the Company on terms materially consistent with the terms contained in this Agreement.
(b)In the event that after the date of this Agreement, the Company enters into an agreement with any Person to issue shares of capital stock to such Person (other than to a purchaser of Preferred Stock described in Section 6.1(a) above), including shares of capital stock issuable upon exercise of or conversion of outstanding options, warrants or convertible securities but excluding shares issuable upon vesting, exercise or conversion of options, warrants, restricted stock units, restricted shares or other securities awarded or granted to members of the Board of Directors, employees or other bona fide service providers of the Company or any direct or indirect subsidiary thereof, following which such Person shall hold shares of Common Stock constituting one percent (1%) or more of the then-outstanding Common Stock (treating for this purpose all shares of Common Stock issuable upon exercise of or conversion of outstanding options, warrants or convertible or exchangeable securities, as if exercised and/or converted or exchanged), then, the Company shall cause such Person, as a condition precedent to entering into such agreement, to become party to a voting agreement with the Company on terms materially consistent with the terms contained in this Agreement.
(c)For the avoidance of doubt, this Agreement between the Investor and the Company does not reflect any arrangement, understanding or concerted action between the Investor and any other stockholder of the Company with regard to the voting of Investor’s Securities.
6.2Transfers. Each transferee or assignee of any shares of Preferred Stock (including shares of Common Stock issued upon the conversion thereof) subject to this Agreement shall continue to be subject to the terms hereof, and, as a condition precedent to the Company’s recognition of such transfer, each transferee or assignee shall agree in writing to be subject to each of the terms of this Agreement by executing and delivering an Adoption Agreement substantially in the form attached hereto as Exhibit A. Upon the execution and delivery of an Adoption Agreement by any transferee, such transferee shall be deemed to be a party hereto as if such transferee were the transferor and such transferee’s signature appeared on the signature pages of this Agreement and shall be deemed to be an Investor. The Company shall not permit the transfer of the shares of Preferred Stock (including shares of Common Stock issued upon the conversion thereof) subject to this Agreement on its books or issue a new certificate representing any such Shares unless and until such transferee shall have complied with the terms of this Section 6.2. Each certificate, instrument, or book entry representing the Shares subject to this Agreement if issued on or after the date of this Agreement shall be notated by the Company with the legend set forth in Section 6.12.
6.3Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
6.4Governing Law and Venue; Service of Process; Waiver of Jury Trial.
(a) This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflicts of laws to the extent such principles or rules are not mandatorily applicable and would require or permit the application of the laws of another jurisdiction other than the State of Delaware.

(b)In addition, each of the parties (i) consents to submit itself, and hereby submits itself, to the personal jurisdiction of the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction, any state or federal court located in the State of Delaware having subject matter jurisdiction, in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and agrees not to plead or claim any objection to the laying of venue in any such court or that any judicial proceeding in any such court has been brought in an inconvenient forum, (iii) shall not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction, any state or federal court located in the State of Delaware having subject matter jurisdiction, and (iv) consents to service of process being made through the notice procedures set forth in Section 6.7.
(c)EACH OF THE PARTIES HEREBY KNOWINGLY, INTENTIONALLY, VOLUNTARILY AND IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
6.5Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
6.6Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
6.7Notices.
(a)All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt; provided, however, that notice may only be deemed delivered to an Investor which is not located in the United States upon the earlier to occur of (x) actual receipt of such notice or (y) four days after notice has been provided through the deposit with a next day air courier of such notice, with postage and fees prepaid and addressed to the Investor entitled to such notice. All communications shall be sent to the respective parties at their address, electronic mail address or facsimile number as set forth on the signature pages hereto or to such email address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 6.7. If notice is given to the Company, it shall be sent to 447 Sutter St. Suite 405, #542 San Francisco, CA 94108, Attention: Chief Legal and Administrative Officer.
(b)The Investor consents to the delivery of any stockholder notice pursuant to the Delaware General Corporation Law (the “DGCL”), as amended or superseded from time to time, by electronic transmission pursuant to Section 232 of the DGCL (or any successor thereto) at the electronic mail address or the facsimile number set forth below the Investor’s name on the signature pages hereto, as updated from time to time by notice to the Company, if the Investor has provided an electronic mail address or facsimile number to the Company for notice purposes. To the extent that any notice given by means of electronic transmission is returned or undeliverable for any reason, the foregoing consent shall be deemed to have been revoked until a new or corrected electronic mail address has been provided, and such attempted electronic notice shall be ineffective and deemed to not have been given. The Investor agrees to promptly notify the Company of any change in such stockholder’s electronic mail address, and that failure to do so shall not affect the foregoing.
6.8Consent Required to Amend, Modify, Terminate or Waive. This Agreement may be amended, modified or terminated (other than pursuant to Section 4) and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument executed by the Company and the Investor.
6.9Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default previously or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.
6.10Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.
6.11Entire Agreement. This Agreement (including the exhibits hereto), the Amended and Restated Certificate of Incorporation of the Company and the Purchase Agreement constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

1.1Share Certificate Legend. Each certificate, instrument, or book entry representing any shares of Preferred Stock (including shares of Common Stock issued upon the conversion thereof) issued during the term of this Agreement shall be notated by the Company with a legend reading substantially as follows:
“THE SHARES REPRESENTED HEREBY ARE SUBJECT TO A VOTING AGREEMENT, AS MAY BE AMENDED FROM TIME TO TIME, (A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE COMPANY), AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF THAT VOTING AGREEMENT, INCLUDING CERTAIN RESTRICTIONS ON TRANSFER AND OWNERSHIP SET FORTH THEREIN.”
The Company, by its execution of this Agreement, agrees that it will cause the certificate, instrument or book entry evidencing any shares of Preferred Stock (including shares of Common Stock issued upon the conversion thereof) issued after the date hereof to be notated with the legend required by this Section 6.12, and it shall supply, free of charge, a copy of this Agreement to any holder of such shares of Preferred Stock (including shares of Common Stock issued upon the conversion thereof) upon written request from such holder to the Company at its principal office. The parties to this Agreement do hereby agree that the failure to cause the certificates, instruments or book entry evidencing the shares of Preferred Stock (including shares of Common Stock issued upon the conversion thereof) to be notated with the legend required by this Section 6.12 herein and/or the failure of the Company to supply, free of charge, a copy of this Agreement as provided hereunder shall not affect the validity or enforcement of this Agreement.
6.12Stock Splits, Stock Dividends, etc. In the event of any issuance of shares of Preferred Stock, Common Stock or other voting securities of the Company hereafter to the Investor (including, without limitation, in connection with any stock split, stock dividend, recapitalization, reorganization, or the like), such shares of Preferred Stock, Common Stock or other voting securities shall become subject to this Agreement and shall be notated with the legend set forth in Section 6.12.
1.1Manner of Voting. The voting of shares of Common Stock or shares of Preferred Stock pursuant to this Agreement may be effected in person, by proxy, by written consent or in any other manner permitted by applicable law. For the avoidance of doubt, voting of the shares of Common Stock, Special Voting Common Stock or Preferred Stock pursuant to this Agreement need not make explicit reference to the terms of this Agreement.
6.13Further Assurances. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to carry out the intent of the parties hereunder.

6.14Costs and Expenses. Each party to this Agreement will pay its own costs and expenses (including legal, accounting and other fees) relating to the negotiation, execution, delivery and performance of this Agreement.
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IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first written above.
Company:
SONDER HOLDINGS INC., a Delaware corporation

Name: [●]
Title: [●]

SIGNATURE PAGE TO VOTING AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Voting Agreement as of the date first written above.
Investor:

[Print Full Name of Entity or Individual]
By:
[Signature]
Name:
[If signing on behalf of entity]
Title:
[If signing on behalf of entity]
Address:

Telephone:
Email:
Common Stock Owned:

SIGNATURE PAGE TO VOTING AGREEMENT

SIGNATURE PAGE TO VOTING AGREEMENT

EXHIBIT A
ADOPTION AGREEMENT
This Adoption Agreement (“Adoption Agreement”) is executed on ___________________, 2024, by the undersigned (the “Holder”) pursuant to the terms of that certain Voting Agreement dated as of August 13, 2024 (the “Agreement”), by and among the Company and the Investor(s) on the signature pages thereto, as such Agreement may be amended or amended and restated hereafter. Capitalized terms used but not defined in this Adoption Agreement shall have the respective meanings ascribed to such terms in the Agreement. By the execution of this Adoption Agreement, the Holder agrees as follows.
1.1    Acknowledgement. Holder acknowledges that Holder is acquiring certain shares of the capital stock of the Company (the “Stock”), for one of the following reasons (Check the correct box):
☐    As a transferee of Shares from a party in such party’s capacity as an “Investor” bound by the Agreement, and after such transfer, Holder shall be considered an “Investor” for all purposes of the Agreement.
1.2    Agreement. Holder hereby (a) agrees that the Stock and any other shares of capital stock or securities required by the Agreement to be bound thereby, shall be bound by and subject to the terms of the Agreement and (b) adopts the Agreement with the same force and effect as if Holder were originally a party thereto.
1.3    Notice. Any notice required or permitted by the Agreement shall be given to Holder at the address or facsimile number listed below Holder’s signature hereto.

HOLDER: By: Name and Title of Signatory: Address: Phone: Email:	ACCEPTED AND AGREED: SONDER HOLDINGS INC. By: Name: Title:

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